Exhibit 3.15
BYLAWS
OF
SPIRIT AEROSYSTEMS
NORTH CAROLINA, INC.
(the “Corporation”)
1. MEETING OF STOCKHOLDERS.
     1.1 Annual Meeting. The annual meeting of stockholders shall be held on such date and at such time as may be determined by the board of directors (the “Board”), and shall be held at a place and time determined by the Board.
     1.2 Special Meetings. Special meetings of the stockholders may be called by resolution of the Board by the president and shall be called by the president or secretary upon the written request (stating the purpose or purposes of the meeting) of a majority of the directors then in office or of the holders of 51 percent of the outstanding shares entitled to vote. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.
     1.3 Place and Time of Meetings. Meetings of the stockholders may be held in or outside North Carolina at the place and time specified by the Board or the directors or stockholders requesting the meeting.
     1.4 Notice of Meetings; Waive of Notice. Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting and (b) no notice of an adjourned meeting need be given except when required by law or under Section 1.5 of these Bylaws. Each notice of a meeting shall be given, personally or by mail, not less than 10 nor more than 60 days before the meeting and shall state the time and place of the meeting, and unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. If mailed, notice shall be considered given when mailed to a stockholder at his address on the Corporation’s records. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him.
     1.5 Quorum. At any meeting of stockholders, the presence in person or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in voting interest of those present or, if no stockholders are present, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which quorum is present any action may be taken which might have been taken at the meeting as originally called. No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 1.4 of these Bylaws.
     1.6 Voting; Proxies. Except as otherwise provided in the corporation’s certificate of incorporation, each stockholder of record shall be entitled to one vote for every share registered in his name. Corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders, except as otherwise provided by law or by Section 1.8 of these Bylaws. Directors shall be elected in the manner provided in Section 2.1 of these Bylaws. Voting need not be by ballot unless requested by a stockholder at the meeting or ordered by the chairman of the meeting; however, all elections of directors shall be by written ballot, unless otherwise provided in the certificate of incorporation. Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him by proxy. Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after thee years from its date unless it provides otherwise.
     1.7 Action by Consent Without Meeting. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize to take such action at a meeting at which all shares entitled to vote thereon were present and voting. Prompt notice of the taking of any such action shall be given to those stockholders who did not consent in writing.
2. BOARD OF DIRECTORS.
     2.1 Number, Qualification, Election and Term of Directors. The business of the Corporation shall be managed by the Board, which shall initially consist of four directors and may be increased or decreased at any time and from time to time by the Board without amendment to the Bylaws. Except as otherwise provided by statute or these Bylaws, directors shall be elected at each annual meeting of stockholders by a plurality of votes cast and shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, subject to the provisions of Section 2.9 of these Bylaws. As used in these Bylaws, the term “entire Board” means the total number of directors which the Corporation would have if there were no vacancies on the board.
     2.2 Quorum and Manner of Acting. A majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting, except as provided in Section 2.10 of these Bylaws. Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum, unless otherwise provided by law of these Bylaws. In the absence of a quorum a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

     2.3 Place of Meeting. Meetings of the Board may be held in or outside North Carolina.
     2.4 Annual and Regular Meetings. Annual meetings of the Board, for the election of officers and consideration of other matters, shall be held either (a) without notice immediately after the annual meeting of the stockholders and at the same place or (b) as soon as practicable after the annual meeting of the stockholders, on notice as provided in Section 2.6 of these Bylaws. Regular meetings of the Board may be held without noticed at such times and places as the Board determines. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.
     2.5 Special Meetings. Special meetings of the Board may be called by the president of by any one of the directors. Only business related to the purposes set forth In the notice of meeting may be transacted at a special meeting.
     2.6 Notice of Meetings; Waiver of Notice. Notice of the time and place of each special meeting of the Board, and of each annual or regular meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by mail to his residence or usual place of business at les three days before the meeting, or by personal delivery, telephone, telegraph, or electronic transmission at lest two days before the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at eh beginning of the meeting the transaction of any business because the meeting was not lawfully called or convened. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.
     2.7 Board of Committee Action Without a Meeting. Any action required or permitted to be taken by the Board of by any committee by the Board may be taken without a meeting if all of the members of the Board or of the committee consent in writing or by electronic transmission to the adoption of a resolution authorizing the action. The resolution and the written consents or electronic transmissions by the members of the Board or the committee shall be filed with the minutes of the proceeding of the board or of the committee.
     2.8 Participation in Board or Committee Meetings by Conference Telephone. Any or all members of the Board or of any committee of the Board may participate in a meeting of the Board or of the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.
     2.9 Resignation and Removal of Directors. Any director may resign at any time by delivering his resignation in writing to the president or secretary of the Corporation, to take effect at the time specified in the resignation. The acceptance of a resignation, unless required by its terms, shall not be necessary to make it effectively. Any or all of the directors may be removed at any time either with or without cause, by vote of the stockholders.
     2.10 Vacancies. Any vacancy in the Board, including one created by an increase in the number of directors, may be filled for the unexpired term by a majority vote of the remaining directors, through less than a quorum.
     2.11 Compensation. Directors shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director may also be paid for serving the Corporation, its affiliates or subsidiaries in other capacities.
3. COMMITTEES.
     3.1 Executive Committee. The Board, by resolution adopted by a majority of the Board may designate an executive committee of one or more directors which shall have all the powers and authority of the Board, except as otherwise provided in the resolutions, North Carolina law or any other application law. The members of the executive committee shall serve at the pleasure of the Board. All action of the executive committee shall be reported to the Board at its next meeting.
     3.2 Other Committees. The Board, by resolution adopted by a majority of the Board may designate other committees of one or more directors, which committees shall serve at the pleasure of the Board and shall have such powers and duties as the Board determines.
     3.3 Rules Applicable to Committees. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members present at a meeting of the committee and not disqualified, whether or not a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member. All action of a committee shall be reported to the Board at its next meeting. Each committee shall adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board.
4. OFFICERS.
     4.1 Number; Security. The executive officers of the Corporation shall be the President or one or more vice presidents (including an executive vice president, if the Board so determines), a Secretary and a Treasurer and such other officers, agents and employees as the board may from time to time deem proper. Any two or more offices may be held by the same person, except the offices of president and secretary. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

     4.2 Election; Term of Office. The executive officers of the Corporation shall be appointed by the Board and each such officer shall hold office until otherwise determined by the Board..
     4.3 Subordinate Officers. The Board may appoint subordinate officers (including assistant secretaries and assistant treasurers), agents or employees, each of whom shall hold office for such period and have such piers and duties as the Board determines. The Board may delegate to any executive officer or to any committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees.
     4.4 Resignation and Removal of Officer. Any officers may resign at any time by delivering his resignation in writing to the president or secretary of the Corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effectively. Any officer appointed by the Board of appointed by an executive officer or by the committee may be removed by the Board either with or without cause, and in the case of an officer appointed by an executive officer or by a committee, by the officer or committee who appointed him or by the president.
     4.5 Vacancies. A vacancy in any office may be filled for the unexpired term in the manner prescribed in Sections 4.2 of these Bylaws for election or appointment to the office.
     4.6 President. The president shall be the chief executive officer of the Corporation and shall preside at meetings of the Board and of the stockholders. Subject to the control of the Board, he shall have general supervision over the business soft the Corporation and shall have such other powers and duties as presidents of corporation usually have or as the Board assigns to him.
     4.7 Vice President. Each vice president shall have such powers and duties as the board or the president assigns to him.
     4.8 Treasurer. The treasurer shall be the chief financial officer of the Corporation and shall be in charge of the Corporation’s books and accounts. Subject to the control of the Board, she shall have such other powers and duties as the Board or the president assigns to him.
     4.9 Secretary. The secretary shall be the secretary of, and shall keep the minutes of, all meetings of the Board and of the stockholders, shall be responsible for giving notice of all meetings of stockholders and of the Board, and shall keep the seal and, when authorized by the Board apply it to any instrument requiring it. Subject to the control of the Board, he shall have such powers and duties as the Board or the president assigns to him. In the absence of the secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

     4.10 Salaries. The Board may fix the officers’ salaries, if any, or it may authorize the president to fix the salary of any other officer.
5. SHARES.
     5.1 Certificates. The shares of capitol stock of the Corporation may be represented by certificates in the form provided by the Board. Each certificate shall be signed by the president or a vice president and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer, and shall be sealed with the Corporation’s seal or a facsimile of the seal. Any or all of the signatures on the certificate may be a facsimile.
     5.2 Transfers. Shares shall be transferable only on the Corporation’s books, upon surrender of the certificate for the shares, properly endorsed. The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.
     5.3 Determination of Stockholders of Record. The Board may fix, in advance, a date as the record for the determination of stockholders entitled to notice of or to vote at any meeting of the stockholders, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any evidence or the allotment of any rights or for the purpose of any other action. The record date may not be more than 60 or less than 10 days before the date of the meeting or more 60 days before any other action.
6. MISCELLANEOUS.
     6.1 Seal. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the Corporation’s name and the year and state in which it was incorporated.
     6.2 Fiscal Year. The Board may determine the Corporation’s fiscal year. Until changed, by the Board, the Corporation’s Fiscal year shall be the calendar year.
     6.3 Voting of Shares in Other Corporations. Shares in other corporations which are held by the Corporation may be represented and voted by the president or vice president of this Corporation or by proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.
     6.4 Amendments. These Bylaws may be amended, repealed or adopted by the stockholders or by a majority of the entire Board; but any bylaw adopted by the Board may be amended ore repealed by the stockholders.